Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of LANDS’ END, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint Federica Marchionni, James F. Gooch and Bernard L. McCracken, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the annual report on Form 10-K for the year ended January 29, 2016, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the annual report on Form 10-K for the year ended January 29, 2016 or any amendment or papers supplemental thereto; and the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 28th day of March, 2016.

Names	Title
/s/ Federica Marchionni
Federica Marchionni	Director, Chief Executive Officer and
President
(Principal Executive Officer)

/s/ James F. Gooch
James F. Gooch	Executive Vice President, Chief
Operating Officer, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Bernard L. McCracken
Bernard L. McCracken	Vice President, Chief Accounting Officer
(Principal Accounting Officer)

/s/ Josephine Linden
Josephine Linden	Director and Chairman

/s/ Robert Galvin
Robert Galvin	Director

/s/ Elizabeth Darst Leykum
Elizabeth Darst Leykum	Director

/s/ John T. McClain
John T. McClain	Director

/s/ Jignesh Patel
Jignesh Patel	Director

/s/ Jonah Staw
Jonah Staw	Director